Exhibit 10 (a)

2004 NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Grant Date:                          MAY 5, 2004 ("Grant Date")

Director:                            Name ("Director")

Number of Shares
Subject to the Option:               3,200 ("Option Shares")

Exercise Price:                      $38.73 per share ("Exercise Price")

1.     Grant of Option. The Company grants to the Director, as of the Grant Date, the right to purchase (the “Option”) any or all of the Option Shares at the Exercise Price, on the terms and conditions set forth herein and in the 2004 Stock-Based Compensation Plan (the “Plan”). The Option hereby granted is a non-qualified stock option.

2.     Time of Exercise. The Option shall become exercisable on the first anniversary of the Grant Date; provided, however, that the Option shall become immediately exercisable in full as follows:

(a) upon the Director’s Retirement from the Board;

(b) upon the occurrence of a Change in Control to the extent and in the manner set forth therein.

        After becoming exercisable the Option will expire on May 5, 2014 (the “Expiration Date”), including in the case of the Director’s Retirement or termination due to Disability prior to the Expiration Date, except as set forth below:

(a) if the Director dies, the Option will expire on the earlier of the Expiration Date or the one-year anniversary of the date of death; or

(b) if the Director’s service as a director of the Company terminates for any reason other than Retirement, Disability, death or removal for Cause, the Option will expire on the earlier of the Expiration Date or the 90-day anniversary of the date of such termination; or

(c) if the Director is removed for Cause, the Option will expire on the earlier of the Expiration Date or the commencement of business on the date of the Director’s removal.

3.     Manner and Date of Exercise. The Option shall be exercised by giving written notice of exercise to the Secretary of the Company at the Company’s main office in Lionville, Pennsylvania. The date of exercise shall be the date on which such notice is hand-delivered, placed in the United States mail, or transmitted via facsimile. Any such notice shall be irrevocable once given.

4.     Payment for Option Shares. The option price for the Option Shares shall be paid within three days of the date of exercise in (i) cash, or (ii) in cash received from a broker-dealer whom the Director has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part, in shares of Common Stock held by the Director for at least six months and valued at their Fair Market Value on the date of exercise.

5.     Amendment. The Committee shall have the power unilaterally and without approval of the Director to amend this Option in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to the Director by this Option and as long as the amended Option comports with the terms of the Plan.

6.     Interpretation. The Committee shall have the sole power to resolve any dispute or disagreement arising out of this Non-Qualified Stock Option Agreement. The Committee’s interpretation and construction of any provision of this Option or the Plan shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option. Except to the extent preempted by any applicable federal law, this Option will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law of such state.

7.     Plan Document. This Option is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this Non-Qualified Stock Option Agreement and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth in the Plan.

8.     Entire Agreement. This Non-Qualified Stock Option Agreement, including the terms and conditions of the Plan, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Non-Qualified Stock Option Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        You must sign and return a copy of this Non-Qualified Stock Option Agreement to the Secretary of the Company. Your executed copy must be returned within sixty 60 days, otherwise, this Option will lapse and become null and void as of its inception. Therefore, intending to be legally bound, the parties have executed this Non-Qualified Stock Option Agreement in two counterparts as of the Grant Date.

                                           WEST PHARMACEUTICAL SERVICES, INC.

                                           /S/ John R. Gailey III
                                           -----------------------------------
                                     By:   John R. Gailey III
                                           Vice President, General Counsel
                                           and Secretary
Witness:

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                                                         Name